UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 22, 2008
                        (Date of earliest event reported)

                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                    000-23847                 54-1873994
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

                      25020 Shore Parkway, Onley, Virginia 23418
                 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (757) 787-1335

                                       n/a
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

          On April 22, 2008, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2008. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 9.01.        Financial Statements and Exhibits.


  (d) Exhibits.
          99.1 Press Release issued by Shore Financial Corporation, dated April 22, 2008.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                        By:    /s/ Steven M. Belote
                              --------------------------------
                               Steven M. Belote
                               Senior Vice President and
                               Chief Financial Officer



Date:  April 23, 2008


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                                  EXHIBIT INDEX


                  Exhibit No.               Description

99.1 Press Release dated April 22, 2008, announcing results of operations for the quarter ended March 31, 2008.

                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday April 22. 2008

       Shore Financial Corporation Announces 16% Increase in Core Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly core earnings were $704,100, or $0.28 per diluted share, for the three months ended March 31, 2008, representing a 16.4% increase over core earnings of $604,900, or $0.24 per diluted share, for the same period of 2007. Impacting earnings was net interest income improvement of 11.1% as a result of a stronger net interest margin and loan growth when compared to the 2007 period. Core earnings exclude merger related costs of $250,000 incurred in 2008 and gains from investment securities activities of $46,600 realized during the 2007 period. Including merger related costs, net income was $454,100, or $0.18 per diluted share, for the three months ended March 31, 2008.

         The company's net interest margin for the 2008 quarter was 3.75%, compared to 3.46% during the March 2007 quarter. This 29 basis point increase resulted from a steeper yield curve existing during the March 2008 period as compared to the prior year period. Additionally, average loans outstanding during the 2008 quarter were $220.9 million, compared to $210.4 million during 2007, representing a 5.0% increase. These factors contributed to the increase in net interest income to $2.30 million during the 2008 quarter, compared to $2.07 million during the March 2007 quarter.

         The company's core noninterest income increased to $847,800 during the March 2008 three month period, representing an 8.3% increase over core noninterest income of $782,700 during the 2007 period. Noninterest income benefited from 12.1% growth in deposit fees and a 15.3% increase in investment brokerage sales.

         Core noninterest expense was $2.15 million during the March 2008 quarter, compared to $1.97 million during the 2007 three month period. Increased costs associated with adding the bank's eighth banking facility during September 2007 and leasing temporary locations while two new banking facilities are being constructed represented the largest impact on noninterest expense.

         The company's assets were $267.1 million at March 31, 2008, including $220.6 million in gross loans outstanding at period end. Asset quality remained strong during the quarter with the bank's non current loan to total loan ratio being 1.05% at March 31, 2008, while the bank's allowance for loan losses to period end loans and to nonaccrual loans ratios were 1.22% and 272.84%, respectively. Management considers these levels manageable and commensurate with the risk existing in the bank's loan portfolio.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ Global Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through eight full-service banking facilities, twenty-two ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance and non deposit investment products. For more information on stock, products and services, visit www.shorebank.com.

Information about Merger of Shore Financial Corporation and Hampton Roads Bankshares

         On January 9, 2008, Shore Financial Corporation announced the signing of a definitive merger agreement with Hampton Roads Bankshares, Inc. pursuant to which Shore Financial will be merged into Hampton Roads Bankshares.

         On March 13, 2008, Hampton Roads Bankshares, Inc. filed a registration statement on Form S-4, including a preliminary joint proxy statement/prospectus constituting a part thereof, with the Securities and Exchange Commission (the "SEC") containing information about the proposed merger. On April 17, 2008, Hampton Roads Bankshares filed the final joint proxy statement/prospectus on Form 424(b)(2) with the SEC. Shareholders are urged to read the registration statement and final joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed or that will be filed, as they become available, because they will contain important information about Hampton Roads Bankshares, Shore Financial and the proposed merger. The final joint proxy statement/prospectus was first mailed to shareholders of Shore Financial on or about April 18, 2008. Investors and security holders may obtain a free copy of the final joint proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

   Hampton Roads Bankshares, Inc.               Shore Financial Corporation
   999 Waterside Drive, Suite 200               25020 Shore Parkway
   Norfolk, VA 23510                            Onley, Virginia 23418
   Attention: Jack W. Gibson                    Attention: Scott C. Harvard
   Telephone Number: (757) 217-1000             Telephone Number: (757) 787-1335




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         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920
Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com





                        Shore Financial Corporation
                             Earnings Release


Financial Highlights:

                                         Three Months Ended March 31,
                                    ----------------------------------------
                                          2008                  2007
                                    ------------------   -------------------

OPERATIONS:

Net Interest Income                        $2,296,500            $2,067,900

Noninterest Income                           $847,800              $829,300

Loan Loss Provision (Recovery)                 $5,100                  $600

Noninterest Expense                        $2,148,000            $1,973,300

Merger Costs                                 $250,000                    $0

Income Tax Expense                           $287,100              $286,200

Net Income                                   $454,100              $637,100


RATIOS AND OTHER:

Total Shares Outstanding                    2,504,983             2,499,487

Weighted Avg Shares-Basic                   2,502,900             2,498,100

Weighted Avg Shares-Diluted                 2,547,300             2,526,700

Basic Earnings Per Share                        $0.18                 $0.26

Diluted Earnings Per Share                      $0.18                 $0.25

Total Assets                             $267,131,300          $265,997,100

Gross Loans                              $220,593,500          $212,907,000

Deposits                                 $202,724,000          $207,311,700

Total Equity                              $28,063,600           $26,553,300

Average Assets                           $266,242,400          $258,816,200

Average Equity                            $28,269,700           $26,513,000

Net Interest Margin                             3.75%                 3.46%

Return on Average Assets                        1.06%                 0.93%

Return on Average Equity                        9.96%                 9.13%

Efficiency Ratio                               67.64%                68.48%
